Exhibit 99.1

Streamex Corp. (NASDAQ: STEX) Acquires 9.9% Strategic Equity Stake in Royalty and Streaming Firm Empress Royalty Corp. Through a Premium Priced Share-for-Share Transaction at US$5.00 STEX with a Leading Institutional Investment Firm

LOS ANGELES, CA – December 11, 2025 — Streamex Corp. (“Streamex” or the “Company”) (NASDAQ: STEX), a leader in institutional-grade tokenization and real-world asset infrastructure, today announced that it has acquired a 9.9% equity interest in Empress Royalty Corp. (“Empress”) (TSXV: EMPR) through a strategic share purchase from Terra Capital Natural Resources Fund Pty Ltd. (“Terra Capital”), a prominent institutional investor.

Under the executed Share Purchase Agreement, Streamex acquired 12,671,297 common shares of Empress in exchange for 2,443,750 restricted common shares of Streamex at a US$5.00 STEX share price, representing a premium to the current market price of STEX and an aggregate transaction value equal to US$12,218,751.

Why This Transaction Matters for Streamex

Positive Deal Structure Completed at a Premium to Market

Executing the transaction at a premium STEX share price with a leading institutional investment firm further establishes demand for STEX stock with the exchange set at a US$5.00 share price following the previous equity financing which occurred in August 2025 at US$3.90 for US$15,023,381.

Strategic Expansion into Royalty & Streaming Assets

Empress Royalty is a pure-play precious metals royalty and streaming company with a diversified global portfolio spanning producing, development-stage, and exploration-stage assets. Its focus on gold and silver royalties and streams aligns directly with Streamex long-term strategy of enhancing exposure to real-world, yield-generating commodity assets, royalties and streams.

Alignment With Streamex’s Mission

This strategic investment supports Streamex’s broader vision to integrate royalties and streams with modern, regulated on-chain digital infrastructure, accelerating the adoption of real-world asset tokenization across global markets.

Executive Commentary

Jeremy Bond, CEO of Terra Capital Natural Resources Fund Pty Ltd., commented:

“We are very pleased to complete this transaction and to align Terra Capital with the Streamex team. Streamex is building one of the most forward-thinking platforms in the real-world asset space, and we believe their vision for bringing commodity-backed assets into modern financial infrastructure is both compelling and timely. This transaction represents a strong outcome for our fund, and we are excited to be long-term partners alongside Streamex as they continue to grow their footprint in the commodities and tokenization sectors.”

Henry McPhie, CEO of Streamex, said:

“Securing a 9.9% strategic position in Empress Royalty Corp. is an important milestone for Streamex as we advance our mission to expand deeply into the commodities space. Empress’s portfolio gives us direct exposure to real, cash-flowing precious-metal assets that complement our broader strategy of building institutional pathways for tokenized commodity markets. This investment strengthens our foundation as we continue developing regulated, on-chain infrastructure for a new generation of asset-backed financial products across gold, silver, royalties and streams.”

About Streamex Corp. (NASDAQ: STEX)

Streamex Corp. is a vertically integrated technology and infrastructure company focused on the tokenization and digitalization of real-world assets. Streamex provides institutional-grade solutions that bring traditional commodities and financial assets on-chain through secure, regulated, and yield-bearing instruments. The Company is committed to delivering transparent, scalable, and compliant digital-asset solutions that bridge the gap between traditional finance and blockchain-enabled markets.

For more information, visit www.streamex.com or follow the company on X @Streamex

About Terra Capital Natural Resources Fund Pty Ltd.

Founded in 2010, Terra Capital is an Australian based specialist investment manager for wholesale and sophisticated investors. Based in Sydney, the firm has established itself as one of the best performing Fund managers in Australia. Terra Capital has a proven track record of performance.

For more information, visit www.terracapital.com.au

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Streamex’s strategic investment in Empress Royalty Corp.; expected benefits from the acquisition; Streamex’s plans for expanding exposure to real-world assets; and the Company’s long-term strategy in digital asset infrastructure and commodity tokenization. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those projected.

Such risks include, but are not limited to, fluctuations in the price of precious metals which could impact the value of the investment; market demand for digital securities and tokenized assets; regulatory developments; geopolitical factors; technological challenges; and other factors described in Streamex’s filings with the U.S. Securities and Exchange Commission. Streamex undertakes no obligation to update forward-looking statements except as required by law.

Press & Investor Relations

Adele Carey – Alliance Advisors Investor Relations

IR@streamex.com | acarey@allianceadvisors.com

Henry McPhie

Chief Executive Officer, Streamex Corp.

contact@streamex.com | www.streamex.com | X.com/streamex